EXHIBIT 5.1

[LOGO]
FOLEY HOAG LLP
ATTORNEYS AT LAW




November 26, 2003

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI  02842

Ladies and Gentlemen:


     We have acted as counsel to KVH Industries, Inc., a Delaware corporation (the "Company"), in connection with the filing on the date hereof of the Registration Statement on Form S-3 (including any pre-effective and post-effective amendments thereto, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed public offering by the Company of 3,000,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") on a delayed or continuous basis under Rule 415 under the Securities Act.

     We are familiar with the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, its By-Laws and all amendments thereto and restatements thereof, the records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and its stock records. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     We have assumed that, at the time of the issuance, offer and sale of the Shares, a sufficient number of shares of Common Stock will be duly authorized and reserved or available for issuance.

     We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based on the foregoing, it is our opinion that when (i) the issuance, offer and sale of any of the Shares shall have been duly authorized by all necessary corporate action on the part of the Company, (ii) the Registration Statement shall have become effective, (iii) the Company shall have filed with the

KVH Industries, Inc.
November 26, 2003
Page 2


Securities and Exchange Commission a Prospectus Supplement complying with all applicable laws with respect to the terms of the issuance, offer and sale of such Shares, (iv) the terms of the issuance, offer and sale of such Shares do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company, and comply with any requirement imposed by any court or governmental body having jurisdiction over the Company,
(v) such Shares shall have been issued, offered and sold as contemplated by the Registration Statement and such Prospectus Supplement, and (vi) the Company shall have received the consideration provided for in the resolutions of the Board of Directors, or a duly authorized committee thereof, authorizing the issuance, offer and sale of such Shares, and such consideration shall not be less than the par value per share of the Common Stock, such Shares will be validly issued, fully paid and nonassessable.

     This opinion is to be used only in connection with the issuance, offer and sale of Shares while the Registration Statement is in effect.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                 Very truly yours,

                                                 FOLEY HOAG LLP



                                                 By:     /s/ Adam Sonnenschein
                                                         _________________
                                                         a Partner